Exhibit 99.1

Entegris Reports Results for Third Quarter;

Share Buyback Authorization Announced

Sales of $173 million In Line With Industry Trends;

Non-GAAP EPS of $0.17 and Adjusted Operating Margin of 16.5 Percent Within Target Model;

Cash Position Reaches $227 Million

BILLERICA, Mass., October 26, 2011 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s third quarter ended October 1, 2011.

The Company recorded third-quarter sales of $173.0 million, a decline of 3 percent from the prior year, and 17 percent sequentially. Net income was $22.0 million, or $0.16 per diluted share. These results included amortization of intangible assets of $2.5 million.

Non-GAAP earnings per share of $0.17 in the third quarter of 2011 compared to non-GAAP earnings per share of $0.18 in the third quarter a year ago and $0.24 per diluted share in the second quarter of 2011. A reconciliation of GAAP to non-GAAP earnings per share is contained in this press release.

For the first nine months of fiscal 2011, sales were $585.3 million, up 16 percent from the first nine months of 2010. Non-GAAP earnings per diluted share for the first nine months of 2011 were $0.64 per share versus $0.48 per share for the same period a year ago.

Gideon Argov, president and chief executive officer, said: “Lower semiconductor production and capital investment across much of the industry led to softer demand throughout the quarter. Decreased fab utilization and wafer starts at many of our semiconductor customers contributed to sequentially lower sales of unit-driven products, including liquid filters, and a lull in fab construction projects impacted our capital-driven sales for the quarter. Even so, we continued to gain traction at the advanced nodes and in new markets, including solar.

On an operating basis, we flexed our costs to achieve an adjusted operating margin of 16.5 percent, which is in line with our target model. We generated operating cash flow of $49.6 million in the third quarter, which boosted our cash position to $227 million.

While near-term order trends continue to be soft, we are confident that our long-term strategy and our investments will position us to capitalize on opportunities when the industry rebounds. Reflecting this confidence, we are announcing today a $50 million share repurchase program.”

For the fiscal fourth quarter ending December 31, 2011, the Company expects sales to range from approximately $155 million to $165 million. Based on the Company’s target model, non-GAAP EPS at this revenue level would range from $0.11 to $0.15.

Share Repurchase Authorization Announced

Entegris announced that the Company’s Board of Directors has authorized the repurchase of up to $50 million of its common stock in open market transactions in accordance with a repurchase plan under SEC Rule 10b5-1.

Third-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the third quarter on Wednesday, October 26, 2011, at 5:30 p.m. Eastern Time. Participants should dial 1-719-325-2277 or 1-888-504-7958, referencing confirmation code 1923045. Participants are asked to dial in 8 to 13 minutes prior to the start of the call. A replay of the call will be available starting at 8:30 p.m. ET on October 26 until December 9, 2011. The replay can be accessed by using passcode 1923045 after dialing 1-719-457-0820 or 1-888-203-1112.

The call can also be accessed live and on-demand from the Entegris website. Point your web browser to http://investor.entegris.com/events.cfm and follow the link to the webcast. The on-demand playback will be available for six weeks after the conclusion of the teleconference.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2010, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	October 1, 2011	October 2, 2010	July 2, 2011
Net sales	$173,014	$178,230	$209,198
Cost of sales	98,186	98,374	114,055

Gross profit	74,828	79,856	95,143
Selling, general and administrative expenses	33,533	36,478	39,126
Engineering, research and development expenses	11,957	11,381	12,462
Amortization of intangible assets	2,505	2,823	2,569

Operating income	26,833	29,174	40,986
Interest (income) expense, net	(38)	342	535
Other expense (income), net	315	1,283	(1,530)

Income before income taxes and equity in affiliates	26,556	27,549	41,981
Income tax expense	4,582	5,000	9,695
Equity in net earnings of affiliates	(14)	(217)	(236)

Net income	$21,988	$22,766	$32,522
Net income attributable to noncontrolling interest	—	348	—

Net income attributable to Entegris, Inc.	$21,988	$22,418	$32,522

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.16	$0.17	$0.24
Diluted net income per common share:	$0.16	$0.17	$0.24

Weighted average shares outstanding:
Basic	134,995	131,903	134,535
Diluted	136,305	133,071	136,113

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Nine months ended
	October 1, 2011	October 2, 2010
Net sales	$585,337	$506,316
Cost of sales	327,021	276,182

Gross profit	258,316	230,134
Selling, general and administrative expenses	108,449	108,852
Engineering, research and development expenses	36,951	32,937
Amortization of intangible assets	7,763	10,459

Operating income	105,153	77,886
Interest expense, net	650	3,210
Other (income) expense, net	(1,643)	1,701

Income before income taxes	106,146	72,975
Income tax expense	22,550	15,202
Equity in net earnings of affiliates	(489)	(485)

Net income	84,085	58,258
Net income attributable to noncontrolling interest	400	905

Net income attributable to Entegris, Inc.	$83,685	$57,353

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.62	$0.44
Diluted net income per common share:	$0.62	$0.43

Weighted average shares outstanding:
Basic	134,410	131,475
Diluted	135,954	132,908

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	October 1, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$227,037	$133,954
Short-term investments	2,046	—
Accounts receivable, net	111,150	124,732
Inventories	102,950	101,043
Deferred tax assets, deferred tax charges and refundable income taxes	11,252	11,484
Other current assets and assets held for sale	13,307	15,878

Total current assets	467,742	387,091

Property, plant and equipment, net	130,206	126,725

Intangible assets	58,848	65,087
Deferred tax assets – non-current	10,164	10,855
Other assets	9,350	11,627

Total assets	$676,310	$601,385

LIABILITIES AND EQUITY
Accounts payable	$28,668	$34,631
Accrued liabilities	48,960	59,503
Income tax payable and deferred tax liabilities	13,082	13,500

Total current liabilities	90,710	107,634

Other liabilities	24,392	29,738
Equity	561,208	464,013

Total liabilities and equity	$676,310	$601,385

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Operating activities:
Net income	$21,988	$22,766	$84,085	$58,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,763	6,755	20,292	20,645
Amortization	2,505	2,823	7,763	10,459
Stock-based compensation expense	1,822	1,752	5,784	5,434
Other	(250)	1,305	(550)	1,859
Changes in operating assets and liabilities:
Trade accounts and notes receivable	25,811	(1,786)	15,684	(27,760)
Inventories	(1,815)	(4,635)	(4,204)	(11,229)
Accounts payable and accrued liabilities	(7,264)	14,707	(14,838)	32,351
Income taxes payable and refundable income taxes	(2,868)	1,982	(851)	8,430
Other	2,906	(567)	(395)	2,467

Net cash provided by operating activities	49,598	45,102	112,770	100,914

Investing activities:
Acquisition of property and equipment	(9,563)	(4,502)	(24,146)	(12,159)
Other	95	480	(604)	4,492

Net cash used in investing activities	(9,468)	(4,022)	(24,750)	(7,667)

Financing activities:
Payments on short-term borrowings and long-term debt	—	(22,811)	—	(252,954)
Proceeds from short-term and long-term borrowings	—	2,291	—	186,649
Issuance of common stock	323	6	5,656	1,663
Other	72	43	(1,085)	(85)

Net cash provided by (used in) financing activities	395	(20,471)	4,571	(64,727)

Effect of exchange rate changes on cash	(2,933)	2,892	492	1,594

Increase in cash and cash equivalents	37,592	23,501	93,083	30,114
Cash and cash equivalents at beginning of period	189,445	75,313	133,954	68,700

Cash and cash equivalents at end of period	$227,037	$98,814	$227,037	$98,814

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
Net sales	October 1, 2011	October 2, 2010	July 2, 2011	October 1, 2011	October 2, 2010
Contamination Control Solutions	$110,015	$113,350	$136,637	$378,896	$317,752
Microenvironments	42,738	47,383	51,114	142,034	136,713
Specialty Materials	20,261	17,497	21,447	64,407	51,851

Total net sales	$173,014	$178,230	$209,198	$585,337	$506,316

	Three Months Ended			Nine Months Ended
Segment profit	October 1, 2011	October 2, 2010	July 2, 2011	October 1, 2011	October 2, 2010
Contamination Control Solutions	$29,522	$31,434	$44,948	$114,230	$88,282
Microenvironments	6,790	11,110	8,589	23,758	31,327
Specialty Materials	4,675	2,903	4,264	13,915	8,233

Total segment profit	40,987	45,447	57,801	151,903	127,842
Amortization of intangibles	(2,505)	(2,823)	(2,569)	(7,763)	(10,459)
Unallocated expenses	(11,649)	(13,450)	(14,246)	(38,987)	(39,497)

Total operating income	$26,833	$29,174	$40,986	$105,153	$77,886

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2011	October 2, 2010	July 2, 2011	October 1, 2011	October 2, 2010
Net sales	$173,014	$178,230	$209,198	$585,337	$506,316

Net income attributable to Entegris, Inc.	$21,988	$22,418	$32,522	$83,685	$57,353
Adjustments to net income attributable to Entegris, Inc.
Net income attributable to noncontrolling interest	—	348	—	400	905
Equity in net earnings of affiliates	(14)	(217)	(236)	(489)	(485)
Income tax expense	4,582	5,000	9,695	22,550	15,202
Other expense (income), net	315	1,283	(1,530)	(1,643)	1,701
Interest (income) expense, net	(38)	342	535	650	3,210

GAAP – Operating income	26,833	29,174	40,986	105,153	77,886
Amortization of intangible assets	2,505	2,823	2,569	7,763	10,459
Gain associated with pension curtailment	(726)	—	—	(726)	—

Adjusted operating income	28,612	31,997	43,555	112,190	88,345
Depreciation	6,763	6,755	6,710	20,292	20,645

Adjusted EBITDA	$35,375	$38,752	$50,265	$132,482	$108,990

Adjusted operating margin	16.5%	18.0%	20.8%	19.2%	17.4%
Adjusted EBITDA – as a % of net sales	20.4%	21.7%	24.0%	22.6%	21.5%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2011	October 2, 2010	July 2, 2011	October 1, 2011	October 2, 2010
GAAP net income attributable to Entegris, Inc.	$21,988	$22,418	$32,522	$83,685	$57,353
Adjustments to net income attributable to Entegris, Inc.:
Amortization of intangible assets	2,505	2,823	2,569	7,763	10,459
Accelerated write-off of debt costs	—	—	282	282	890
Gain on sale of equity investment	—	(500)	(1,523)	(1,523)	(892)
Gain associated with pension curtailment	(726)	—	—	(726)	—
Tax effect of adjustments to net income attributable to Entegris, Inc.	(458)	(854)	(1,045)	(2,492)	(3,849)

Non-GAAP net income attributable to Entegris, Inc.	$23,309	$23,887	$32,805	$86,989	$63,961

Diluted earnings per common share attributable to Entegris, Inc.:	$0.16	$0.17	$0.24	$0.62	$0.43
Effect of adjustments to net income attributable to Entegris, Inc.	$0.01	$0.01	$0.00	$0.02	$0.05
Diluted non-GAAP earnings per common share attributable to Entegris, Inc.:	$0.17	$0.18	$0.24	$0.64	$0.48

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